CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52667) pertaining to the Lincoln
National Corporation Employees' Savings and Profit-Sharing Plan of our report dated May 16, 1996 (except for Note 8, as to which it is May 28, 1996) with respect to the financial statements and schedules of the Lincoln National Corporation Employees' Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.

                                      /S/  ERNST & YOUNG LLP

Fort Wayne, Indiana
June 28, 1996